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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                              ___________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              ___________________

                              Dynatech Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 04-02258582
               --------                                 -----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

3 New England Executive Park, Burlington, Massachusetts          01803-5087
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(Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-35476

Securities to be registered pursuant to Section 12(g) of the Act:

                         Rights to Purchase Common Stock
                        ---------------------------------
                                (Title of class)
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Item 1.  Description of Registrant's Securities
------
         to be Registered
         --------------------------------------

         Rights to Purchase Common Stock
         -------------------------------

         The description of the Registrant's Rights to Purchase Common Stock is incorporated by reference to the information appearing under "The Rights Offering" in the Registrant's Prospectus which forms a part of Registrant's Registration Statement on Form S-3 (File No. 333-35476), originally filed with the SEC on April 24, 2000 and amended by Amendment No. 1, filed with the SEC on May 31, 2000.

Item 2.  Exhibits
------   --------

         1. Form of Subscription Warrant to Subscribe for Shares of Dynatech Corporation Common Stock. Incorporated by reference to Exhibit No.
              4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-35476), originally filed with the SEC on April 24, 2000 and amended by Amendment No. 1, filed with the SEC on May 31, 2000.

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                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 1, 2000


                                DYNATECH CORPORATION


                                By: /s/ Mark V.B. Tremallo
                                    ---------------------------
                                    Name: Mark V.B. Tremallo
                                    Title: Vice President and General Counsel